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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1/A of our reports dated February 26, 2002, except for Notes 6, 9, 12, and 17, as to which the date is April 15, 2002, and Note 18, as to which the date is September 9, 2002 relating to the financial statements and our report dated September 9, 2002 relating to the financial statement schedules of Horizon Medical Products, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Birmingham, Alabama
September 10, 2002